                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 1

                                       TO

                             NOTE PURCHASE AGREEMENT

         This Amendment No. 1 (this "Amendment"), dated as of October 21, 2003 by and among Horizon Medical Products, Inc., a Georgia corporation (the "Company"); Comvest Venture Partners, L.P., a Delaware limited partnership ("ComVest," and together with its successors and assigns, the "Purchaser") and the Additional Note Purchasers (as defined in the Note Purchase Agreement (defined below)), amends that certain Note Purchase Agreement among the parties hereto dated as of March 1, 2002 (the "Note Purchase Agreement").

         WHEREAS, the Company has requested an extension of the time to repay the indebtedness and certain other modifications to the Note Purchase Agreement; and

         WHEREAS, the Lenders have agreed to such modification subject to certain terms and conditions.

         NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties hereunder, the Company, the Purchaser and the Additional Note Purchasers agree as follows:

         Section 1. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement.

         2. Amendments. The Note Purchase Agreement and to the extent applicable the Notes are hereby modified as follows:

                  (a) The definition "Maturity Date" shall be amended in its entirety to read as follows: ""Maturity Date" means July 16, 2005".

                  (b) The definition "Securityholders Agreement" shall be amended in its entirety to read as follows: ""Securityholders Agreement" shall mean that certain Amended and Restated Securityholders Agreement, dated as of the date hereof in the form attached hereto as Exhibit E, as may from time to time be amended, modified, or supplemented according to its terms among the Company and certain holders of the capital stock of the Company at the time of the Closing."

                  (c) Section 3.1(c) shall be amended in its entirety to read as follows:

         "(c) The premium to be paid on the principal amount of any prepayment shall be as follows:

          Payment Date                              Principal Premiums
          ------------                              ------------------
Closing Date through the one year         No Premium - 100% of the principal
anniversary of the Closing Date           amount of the Note

The one year anniversary of the           5% Premium - 105% of the principal
Closing Date through the 15 month         amount of the Note
anniversary of the Closing Date

The 15 month anniversary of the           5% Premium - 105% of the principal
Closing Date through March 16, 2004       amount of the Note

After March 17, 2004                      No Premiums - 100% of the principal
                                          amount of the Note"

         (d)      After Section 9.7, the following section shall be added:

         "Section 9.8. Additional Covenants. For so long as any of the Notes remain outstanding the prior written approval of ComVest and Medtronic shall be required in order to affect any of the following:

                  (a) Hiring the CEO or any employee of similar status; paying annual compensation of $200,000 or more to any employee; or granting options to purchase 100,000 or more shares of Stock to any employee;

                  (b) The acquisition of the Company by another entity by means of any transaction or series of related transactions with the Company (including, without limitation, any stock purchase, reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of this Corporation); or any other transaction which results in the disposition of 50% or more of the voting power of all classes of capital stock of the Company unless the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (solely by virtue of securities issued as consideration for this Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity;

                  (c) The sale of all or any material portion of the assets of the Company;

                  (d) The liquidation, dissolution or winding up of the Company;

                  (e) Making, or permitting any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

                  (f) Making, or permitting any subsidiary to make, any loan or advance to any person (other than expense advances), including, without limitation, any executive employee or director of the Company or any subsidiary;

                  (g) Guaranteeing, directly or indirectly, or permitting any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

                  (h) Any capital expenditures exceeding $150,000 in any single instance or $500,000 in the aggregate in any Fiscal Year;

                  (i) Entering into, modifying or terminating any Material Contract, having an aggregate economic impact to the Company of $500,000 or more in any Fiscal Year; or

                  (j) The redemption by the Company of any of its securities;

         (e) Effective Date. This amendment shall be effective upon such time as the additional independent director is selected pursuant to Section 5.1(d) of the Amended and Restated Securityholders Agreement.

         (f) Original Agreement. Except as modified herein the Original Agreement remains in full force and effect.

                                COMPANY

                                HORIZON MEDICAL PRODUCTS, INC.

                                By:      /s/ Marshall B. Hunt
                                   ---------------------------------------------
                                         Marshall B. Hunt
                                         Chairman and CEO

                                PURCHASER

                                COMVEST VENTURE PARTNERS

                                By:      /s/ Carl Kleidman
                                   ---------------------------------------------
                                         Carl Kleidman
                                         Managing Director

                                ADDITIONAL NOTE PURCHASERS

                                MEDTRONIC, INC.

                                By:      /s/ Michael D. Ellwein
                                   ---------------------------------------------
                                   Name:        Michael D. Ellwein
                                   Title:       Vice President and Chief
                                                Development Officer